                                                                    Exhibit 99.1



                         RESTORATION HARDWARE ANNOUNCES
                      THE RESIGNATION OF WALTER PARKS, CFO

        CORTE MADERA, Calif., July 5, 2001 -- Restoration Hardware, Inc. (Nasdaq:RSTO) today announced the resignation of Walter Parks, Chief Financial Officer, effective July 13, 2001.

        Gary Friedman, Chief Executive Officer, commented, "We want to thank Walter for his contributions to Restoration Hardware during the past two years and wish him all the best in his new endeavors."

        Until a replacement is named, the Company's Finance Department will report directly to Mr. Friedman.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company's classic and authentic American point of view. Restoration Hardware sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve known and unknown risks. Such forward-looking statements include statements as to our plans to open additional stores, the results of strategic initiatives, the anticipated performance of new stores, the impact of competition and other statements containing words such as "believes," "anticipates," "estimates," "expects," "may," "intends," and words of similar import or statements of management's opinion. These forward-looking statements and assumptions involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or our achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which we operate, competition for and the availability of sites for new stores, changes in our management information needs, changes in customer needs and expectations and governmental actions and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the captions "Quarterly Results of Operations and Seasonality" and "Liquidity and Capital Resources" and in "Business" under the captions "Business Strategy," "Competition" and "Government Regulation." The company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.
Gary Friedman
Chief Executive Officer
(415) 945-3523
(415) 927-7083